   As filed with the Securities and Exchange Commission on December 22, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              QUALCOMM INCORPORATED
             (Exact Name Of Registrant As Specified In Its Charter)

                                   ----------

            DELAWARE                                  95-3685934
  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
   Incorporation or Organization)


                               6455 LUSK BOULEVARD
                           SAN DIEGO, CALIFORNIA 92121
                                 (619) 587-1121
                    (Address Of Principal Executive Offices)

                                   ----------

                             1991 STOCK OPTION PLAN
                        1991 EMPLOYEE STOCK PURCHASE PLAN
                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full Title Of The Plan)


                                IRWIN MARK JACOBS
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              QUALCOMM INCORPORATED
                               6455 LUSK BOULEVARD
                           SAN DIEGO, CALIFORNIA 92121
                                 (619) 587-1121
            (Name, Address, Including Zip Code, And Telephone Number,
                   Including Area Code, Of Agent For Service)



                                   COPIES TO:

                             FREDERICK T. MUTO, ESQ.
                              THOMAS A. COLL, ESQ.
                               COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                           SAN DIEGO, CALIFORNIA 92101
                                 (619) 550-6000

                         CALCULATION OF REGISTRATION FEE

================================================================================

=========================================================================================================
                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES     AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
  TO BE REGISTERED        REGISTERED          SHARE (1)             PRICE (1)         REGISTRATION FEE
====================== ================= ===================== ===================== ====================
Common Stock, par         7,670,000      $39.59 - $64.84       $401,878,754.88           $111,722.29
value $.0001
====================== ================= ===================== ===================== ====================



(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, (the "Securities Act"). Of the 7,670,000 shares registered hereby, 5,000,000 shares are reserved for issuance pursuant to the 1991 Stock Option Plan (the "Option Plan"), 2,200,000 are reserved for issuance pursuant to the 1991 Employee Stock Purchase Plan (the "ESPP") and 470,000 are reserved for issuance pursuant to the 1998 Non-Employee Director Stock Option Plan (the "Director Plan"). The price per share and the aggregate offering price are calculated on the basis of (a) the weighted average of $39.59 to $64.84, the exercise price for 2,470,673 shares subject to outstanding options granted under the Option Plan, (b) the weighted average of $47.56 to $53.97, the exercise price for 120,000 shares subject to outstanding options granted under the Director Plan, and (c) $51.00, the average of the high and low sales prices of Registrant's Common Stock on December 15, 1998, as reported on the NASDAQ National Market for the remainder of the shares subject to the Option Plan, Director Plan and ESPP registered hereunder.


================================================================================

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The contents of the following Registration Statements on Form S-8 filed with the Securities and Exchange Commission are incorporated by reference herein:

        1.     Registration Statement No. 33-45083 filed January 16, 1992;

        2.     Registration Statement No. 33-78150 filed April 26, 1994;

        3.     Registration Statement No. 33-78158 filed April 26, 1994;

        4.     Registration Statement No. 333-2752 filed March 25, 1996;

        5.     Registration Statement No. 333-2754 filed March 25, 1996;

        6.     Registration Statement No. 333-2756 filed March 25, 1996; and

        7.     Registration Statement No. 333-32013 filed July 24, 1997.


                                    EXHIBITS

EXHIBIT
NUMBER
5.1            Opinion of Cooley Godward LLP.

23.1           Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2           Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement.

24             Power of Attorney is contained on the signature pages.

99.1           1991 Stock Option Plan, as amended.

99.2           1991 Employee Stock Purchase Plan, as amended.

99.3           1998 Non-Employee Directors' Stock Option Plan.


-------------

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 21, 1998.


                                         QUALCOMM INCORPORATED



                                         By /s/ IRWIN MARK JACOBS
                                            ------------------------------------
                                            Irwin Mark Jacobs, Chairman of the
                                            Board and Chief Executive Officer



                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints IRWIN MARK JACOBS and ANTHONY S. THORNLEY and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                               TITLE                               DATE


/s/ IRWIN MARK JACOBS                   Chairman of the Board, Chief        December 21, 1998
---------------------------             Executive Officer and Director
Irwin Mark Jacobs                       (Principal Executive Officer)


/s/ ANDREW J. VITERBI                   Vice Chairman of the Board          December 21, 1998
---------------------------
Andrew J. Viterbi

/s/ ANTHONY S. THORNLEY                 Executive Vice President and        December 21, 1998
---------------------------             Chief Financial Officer
Anthony S. Thornley                     (Principal Financial and
                                        Accounting Officer)


/s/ RICHARD C. ATKINSON                 Director                            December 21, 1998
---------------------------
Richard C. Atkinson


/s/ ADELIA A. COFFMAN                   Director                            December 21, 1998
---------------------------
Adelia A. Coffman


/s/ DIANA LADY DOUGAN                   Director                            December 21, 1998
---------------------------
Diana Lady Dougan


/s/ NEIL KADISHA                        Director                            December 21, 1998
---------------------------
Neil Kadisha


/s/ ROBERT E. KAHN                      Director                            December 21, 1998
---------------------------
Robert E. Kahn


/s/ JEROME S. KATZIN                    Director                            December 21, 1998
---------------------------
Jerome S. Katzin


/s/ DUANE A. NELLES                     Director                            December 21, 1998
---------------------------
Duane A. Nelles


/s/ PETER M. SACERDOTE                  Director                            December 21, 1998
---------------------------
Peter M. Sacerdote


                                        Director                            December __, 1998
---------------------------
Frank Savage

                                        Director                            December ___, 1998
---------------------------
Brent Scowcroft


/s/ MARC I. STERN                       Director                            December 21, 1998
---------------------------
Marc I. Stern

                                  EXHIBIT INDEX

EXHIBIT
NUMBER
5.1            Opinion of Cooley Godward LLP.

23.1           Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2           Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement.

24             Power of Attorney is contained on the signature pages.

99.1           1991 Stock Option Plan, as amended.

99.2           1991 Employee Stock Purchase Plan, as amended.

99.3           1998 Non-Employee Directors' Stock Option Plan.